Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First Valley Bancorp, Inc.  (the “Company”) on Form 10-KSB for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert L. Messier, Jr., President and Chief Executive Officer of the Bank, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Bank.

/s/ Robert L. Messier, Jr.
Robert L. Messier, Jr.
President and CEO

The foregoing certification is being furnished solely pursuant to 12 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.